Exhibit 1(a)

Date: ___________, 2020

Crescent Securities Group, Inc.
8750 N. Central Expressway, Suite 750
Dallas, Texas 75231

Re:
Managing Broker-Dealer/Underwriter Agreement

Ladies and Gentlemen:

This letter sets forth the agreement (“Agreement”) among Red Oak Capital Fund V, LLC, a Delaware limited liability company (the “Company”) and Crescent Securities Group, Inc., a Texas corporation (“Crescent”), the “Managing Broker-Dealer/Underwriter” or “MBD/U”), regarding the offering and sale by the Company of up to $50,000,000 of Bonds (the “Securities”) to be issued by the Company (the “Offering”).

1. Appointment of the MBD/U.

1.1 On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the MBD/U is hereby appointed and agrees to sell the Securities on a “best efforts” basis through an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the various state securities laws pursuant to Tier II of Regulation A promulgated under the Securities Act by the Securities and Exchange Commission (“SEC”). The MBD/U is authorized to solicit and enlist other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with the prior written consent of the Company prior to such solicitation, such consent not to be unreasonably withheld, (the “Selling Group Members”) to sell the Securities.

1.2 It is understood that no sale of the Securities shall be regarded as effective unless and until accepted by the Company. The Company reserves the right in its sole discretion to accept or reject any purchase agreement for the Securities (the “Purchase Agreement”) in whole or in part for a period of 30 days after receipt of the Purchase Agreement. Any proposed purchase of the Securities not accepted within 30 days of receipt shall be deemed rejected. The Securities will be offered during a period commencing and ending on such dates as shall be mutually agreed upon by the Company and the MBD/U and as set forth in the Offering Statement and Offering Circular contained therein the (“Offering Period:”) for the Offering that shall be prepared by the Company, as either may be supplemented and amended (together with all exhibits or schedules thereto, the “Offering Document”).

1.3 Subject to the performance by the Company of all the obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, MBD/U hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find qualified purchasers (the “Purchasers”) for the Securities.

1.4 Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offering Document.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the MBD/U that:

2.1 The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has all requisite power and authority to enter into this Agreement and has all requisite power and authority to conduct its business as described in the Offering Document.

2.2 No defaults exist in the due performance or observance of any material obligation, term, covenant or condition of any material agreement or instrument to which the Company is a party or by which it is bound.

2.3 Subject to Section 3.3, for the entirety of the Offering Period, the Offering Document will not include, through the date that the Offering shall terminate (as defined in the Offering Document, the “Offering Termination Date”), any untrue statement of a material fact nor will it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.4 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Securities, except an amendment to the Company’s certificate of incorporation that will be filed to increase the number of authorized shares of the Company, or such as may be required under the Securities Act or applicable state securities laws.

2.5 At the time of the issuance of the Securities, the Securities will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable and will conform to the description thereof contained in the Offering Document.

2.6 The Company hereby represents and warrants to the MBD/U and each of the Selling Group Members as of the date of this Agreement (the “Effective Date”) that neither the Company nor any of its executive officers, directors, general partners, managing members, or officers involved in the Offering or persons who own 20% or more of the Company:

2.6.1 Has been convicted, within 10 years prior to the date of the Offering Document of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the Securities and Exchange Commission (the “SEC”); or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.6.2 Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the date of the Offering Document, that restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.6.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of the date of the Offering Document, bars the person from:

(i)
Association with an entity regulated by such commission,
authority, agency or officer;

(ii)
Engaging in the business of securities, insurance or
banking; or

(iii)
Engaging in savings association or credit union activities.

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before the date of the Offering Document.

2.6.4 Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or section 203(e) or (f) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) that, as of the date of the Offering Document:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

2.6.5 Is subject to any order of the SEC entered within 5 years before the date of the Offering Document, as of the date hereof, that orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

2.6.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

2.6.7 Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within 5 years of the date of the Offering Document, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

2.6.8 Is subject to a United States Postal Service false representation order entered within 5 years before the date of the Offering Document, or is, as of the date of the Offering Document, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

The representations and warranties made in this Section 2 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Company will immediately notify the MBD/U in writing of the fact which makes the representation or warranty untrue.

3. Covenants of the Company. The Company agrees that:

3.1 The Company will deliver to the MBD/U such numbers of copies of the Offering Document and any amendment or supplement thereto, with all appendices thereto, as the MBD/U may reasonably request for the purposes contemplated by federal and applicable state securities laws. The Company also will deliver to the MBD/U such number of copies of any printed sales literature or other materials as the MBD/U may reasonably request in connection with the Offering. Any use in writing of the MBD/U name, beyond use in the Offering Document, must be first approved by the MBD/U. The MBD/U will, if required or deemed advisable by the Managing Broker Dealer, submit to FINRA for review all materials deemed by the MBD/U to be advertising.

3.2 The Company will use reasonable commercial efforts to comply with all requirements imposed upon it by the rules and regulations of the SEC, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Securities, in accordance with the provisions of this Agreement and in the Offering Document, and will amend or supplement the Offering Document in order to make the Offering Document as required in the good faith determination of Company’s counsel to comply with the requirements of federal and applicable state securities laws and regulations.

3.3 If at any time any event occurs as a result of which the Offering Document would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the MBD/U thereof, effect the preparation of an amended or supplemental Offering Document which will correct such statement or omission, and deliver to the MBD/U as many copies of such amended or supplemental Offering Document as the MBD/U may reasonably request.

3.4 The Company will apply the net proceeds from the Offering received by it in the manner set forth in the Offering Document.

3.5 Subject to the MBD/U’s actions and the actions of others in connection with the Offering, the Company will comply with all requirements imposed upon it by Regulation A and applicable state securities laws. Upon request, the Company will furnish to the MBD/U a copy of all filings by the Company with any state or federal regulatory pursuant to state or federal securities laws and regulations.

4. Duties and Obligations of the MBD/U.

4.1 The MBD/U will serve in a “best-efforts” capacity in the offering, sale and distribution of the Securities. The MBD/U may offer the Securities as an agent, but all sales shall be made by the Company, acting through the MBD/U as an agent, and not by the MBD/U as a principal. The MBD/U shall have no authority to appoint any person or other entity as an agent or sub-agent of the MBD/U or the Company, except to appoint Selling Group Members acceptable to the Company in its sole discretion. It is acknowledged that the Company may enter into selling agreements with non-commissioned registered investment advisors and the MBD/U shall assist the Company and the registered investment advisors in completing any sales through the registered investment advisor.

4.2 The MBD/U shall not execute any transaction in which a Purchaser invests in the Securities in a discretionary account without prior written approval of the transaction by the Purchaser.

4.3 The MBD/U will comply in all respects with the purchase procedures and plan of distribution set forth in the Offering Document.

4.4 The MBD/U shall complete all steps necessary to permit the MBD/U to perform its obligations under this Agreement pursuant to exemptions available under applicable federal law and applicable state laws. The Company and MBD/U agree that the Offering shall be conducted pursuant to Regulation A, the MBD/U shall conduct all solicitation and sales efforts in conformity with Regulation A and applicable state law.

4.5 [Reserved].

4.6 The MBD/U shall notify the Company of Purchase Agreements it receives within 2 business days of receipt so that the Company may make any required federal or state law filings.

4.7 The MBD/U will furnish to the Company upon request a complete list of all persons who have been offered the Securities and such persons’ places of residence.

4.8 The MBD/U will immediately bring to the attention of the Company any circumstance or fact which causes the MBD/U to believe the Offering Document, or any other literature distributed pursuant to the Offering, or any information supplied by prospective Purchasers in their purchase materials, may be inaccurate or misleading.

4.9 The MBD/U will terminate the Offering upon request of the Company at any time and will resume the Offering upon subsequent request of the Company.

4.10 The MBD/U shall enter into a Soliciting Dealer Agreement in the form attached hereto as Exhibit A with each Selling Group Member, and shall not modify, amend or supplement the terms of the Soliciting Dealer Agreement without the prior written consent of the Company and the MBD/U.

5. Representations and Warranties of the MBD/U. The MBD/U represents and warrants to the Company that:

5.1 MBD/U is a duly organized Texas corporation.

5.2 This Agreement, when executed by MBD/U, will have been duly authorized and will be a valid and binding agreement of MBD/U, enforceable in accordance with its terms.

5.3 The consummation of the transactions contemplated herein and those contemplated by the Offering Document will not result in a breach or violation of any order, rule or regulation directed to MBD/U by any court or any federal or state regulatory body or administrative agency having jurisdiction over MBD/U or its affiliates.

5.4 MBD/U is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in any state where offers are made by the MBD/U. MBD/U will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, applicable state law and FINRA. The MBD/U has all required licenses and permits.

5.5 Prior to delivering the Offering Document to any third party, MBD/U will determine it has reasonable grounds to believe, based on information made available to it by the Company, that all material facts are adequately and accurately disclosed in the Offering Document, the Offering Document does not contain any material misstatements or omissions, and the Offering Document provides an adequate basis for evaluating an investment in the Securities.

5.6 This Agreement, or any supplement or amendment hereto, may be filed by the Company with the SEC, if such should be required, and may be filed with, and may be subject to the approval of, any applicable federal and applicable state securities regulatory agencies, if required.

5.7 MBD/U may not permit, and no agreement will be made by MBD/U with any person permitting, the resale, repurchase or distribution of the Securities purchased by such person.

5.8 MBD/U’s acceptance of this Agreement constitutes a representation to the Company that such MBD/U has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of the Securities.

5.9 MBD/U may become a Selling Group Member. In the event MBD/U becomes a Selling Group Member, MBD/U shall comply with all requirements of the Selling Group Members as set forth in the Soliciting Dealer Agreement.

5.10 MBD/U hereby represents and warrants as of the Effective Date to the Company that neither MBD/U nor any of its executive officers, directors, general partners, managing members, or officers involved in the Offering or persons who own 20% or more of the MBD/U:

5.10.1 Has been convicted, within 10 years of date of the Offering Document of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

5.10.2 Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the date of the Offering Document, that restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

5.10.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of the date of the Offering Document, bars the person from:

(i)
Association with an entity regulated by such commission, authority, agency or officer;

(ii)
Engaging in the business of securities, insurance or banking; or

(iii)
Engaging in savings association or credit union activities.

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before the date of the Offering Document.

5.10.4 Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act that, at the time of such sale:

 (a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

5.10.5 Is subject to any order of the SEC entered within 5 years before the date of the Offering Document, as of the date hereof, that orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

5.10.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

5.10.7 Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within 5 years of the date of the Offering Document, was the subject of a refusal order, stop order or order pursuant to Rule 252 of the Securities Act or otherwise suspending the Regulation A exemption or, is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

5.10.8 Is subject to a United States Postal Service false representation order entered within 5 years before the Effective Date, or is, as of the date of the Offering Document, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

5.10.9 Is or was within 5 years of the date of the Offering Document subject of any proceeding or examination under Section 8 of the Exchange Act or Rule 258 of the Exchange Act or any similar rule adopted under Section 3(b) of the Securities Act.

The representations and warranties made in this Section 5.10 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the MBD/U will immediately notify the Company in writing of the fact which makes the representation or warranty untrue.

6. Compensation. The Company shall promptly reimburse MBD/U for all additional reasonable out-of-pocket expenses incurred by MBD/U and its directors, officers and employees in connection with the performance of MBD/U services under this Agreement. For these purposes, “out-of-pocket expenses” shall include, but not limited to, due diligence performed by MBD/U or its agent, attorneys’ fees and costs, courier, mail, supplies, travel and similar expenses and FINRA required fees for the Offering.. Except for bills for Federal Express, courier, mail and supplies, Any reimbursements for accountable expenses made to the MBD/U hereunder shall be set off against, and reduce dollar-for-dollar, the cash placement fee set forth in Section 6.2 below. MBD/U will not incur any expenses exceeding Five Hundred Dollars ($500) without the prior consent of the Company; and the Parties will attempt to have the Company direct billed as often as possible for such expenses. Subject to Section 9, as compensation for services rendered by the MBD/U under this Agreement, the MBD/U jointly will be entitled to receive from the Company, as appropriate:

6.1 A selling commission equal to 6.00% of the gross offering proceeds of A Bonds (the “A Bonds Total Sales”) sold by the MBD/U through the Selling Group Members, which it may re-allow to the Selling Group Members, in whole or in part. For the avoidance of doubt, no selling commissions will be paid for the sales of A R-Bonds.

6.2 A managing broker-dealer fee equal to 0.95% of the aggregate of the A Bonds Total Sales and the gross offering proceeds of the A R-Bonds (collectively, “Total Sales”).

6.3 A wholesaler fee in an amount up to 1.0% of the Total Sales, which will be re-allowed, in whole or in part, to certain wholesalers, some of which may be internal to the MBD/U and its Affiliates.

6.4 Subject to Section 5.9, the MBD/U may also sell the Securities as part of the Selling Group, thereby becoming entitled to selling commissions.

Notwithstanding the foregoing provisions of this Section 6, the Company reserves the right, in its sole discretion, to refuse to accept any or all Purchase Agreements tendered by the MBD/U and/or to terminate the Offering of the Securities, at any time before the Offering Termination Date. The total underwriting compensation, as such term is used FINRA Rule 5110, paid by the Company and its affiliates to the MBD/U and Selling Group Members in connection with the Offering shall not exceed 10% of the Total Sales.

7. Expense Allowances. Subject to Section 9, in addition to the compensation described in Section 6, the Company will pay the MBD/U for sales of the Securities an amount up to One Percent (1.0%) of the aggregate A Bonds Total Sales as a non-accountable marketing and due diligence allowance to the extent passed on by the MBD/U to the Selling Group Members. For the avoidance of doubt, no expense allowances will be paid for sales of A R-Bonds.

8. Offering. The Offering of the Securities shall be at the offering price and upon the terms and conditions set forth in the Offering Document.

9. Conditions to Payment of Commissions, Allowances and Expense Reimbursements. No selling commissions, allowances, expense reimbursements or other compensation will be payable with respect to any Purchase Agreements that are rejected by the Company, or if the Company terminates the Offering for any reason whatsoever. No selling commissions, allowances, expense reimbursements or other compensation will be payable to the MBD/U with respect to any sale of the Securities by the MBD/U unless and until such time as the Company has received the total proceeds of any such sale.

10. Indemnification by the Company.

10.1 Subject to the conditions set forth below, the Company, with respect to the Offering, agrees to indemnify and hold harmless the MBD/U and the Selling Group Members, and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants (the “MBDSD Parties”), against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:

10.1.1 Any untrue statement or alleged untrue statement of a material fact contained in the Offering Document (as from time to time amended and supplemented), or in any application or other document filed in any jurisdiction in order to qualify the Securities under or exempt the Offering of the Securities from the registration or qualification requirements of the securities laws thereof unless any of the MBDSD Parties know such statement to be untrue;

10.1.2 The omission or alleged omission from the Offering Document (as from time to time amended and supplemented), or in any sales or other materials provided by the Company to the MBD/U for use by the Selling Group Members, of a material fact required to be stated therein or necessary to make the statements therein not misleading unless any of the MBDSD Parties know such statement to be untrue;

10.1.3 The failure of the Company as a result of its acts or omissions to comply with any of the applicable provisions of the Securities Act, Regulation A or the regulations thereunder, or any applicable state laws or regulations;

10.1.4 Any verbal or written representations made in connection with the Offering by the Company in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

10.1.5 The breach by the Company of any term, condition, representation, warranty or covenant in this Agreement.

10.2 If any action is brought against any of the MBDSD Parties in respect of which indemnity may be sought hereunder, the MBD/U or the Selling Group Members, as the case may be, shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action; provided, however, that the failure to notify the Company shall not affect the provisions in this Section 10 except to the extent such failure to notify the Company has a material and adverse effect on the defense of such claims.

10.3 The Company agrees to promptly notify the MBD/U of the commencement of any litigation or proceedings against the Company or any of its respective managers, members, partners, officers, employees, agents, attorneys and accountants in connection with the Offering.

10.4 The indemnity provided to the MBD/U pursuant to this Section 10 shall not apply to the extent that any loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by a MBDSD Party or any agent of a MBDSD Party, or any omission or alleged omission of a material fact required to be disclosed by a MBDSD Party or any agent of a MBDSD Party.

10.5 The indemnity provided to the Selling Group Member pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member.

11. Indemnification by the MBD/U.

11.1 Subject to the conditions set forth below, the MBD/U agrees to indemnify and hold harmless the Company and the Selling Group Members, and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants (the “TSGMD Parties”), against any and all Loss arising out of or based upon:

11.1.1 Any verbal or written representations in connection with the Offering made by the MBD/U in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

11.1.2 Any misrepresentation contained in any sales or other materials provided by the MBD/U to the Selling Group Members;

11.1.3 The MBD/U’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the applicable requirements and rules of FINRA, or any applicable state laws or regulations; or

11.1.4 The breach by the MBD/U of any term, condition, representation, warranty or covenant of this Agreement.

11.2 If any action is brought against the TSGMD Parties in respect of which indemnity may be sought hereunder, the Company or the Selling Group Members shall promptly notify the MBD/U in writing of the institution of such action, and the MBD/U shall assume the defense of such action; provided, however, that the failure to notify the MBD/U shall not affect the provisions in this Section 11 except to the extent such failure to notify the MBD/U has a material and adverse effect on the defense of such claims. The affected TSGMD Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the MBD/U’s expense and authorized in writing by the MBD/U, provided that the MBD/U will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

11.3 The MBD/U agrees to promptly notify the Company of the commencement of any litigation or proceedings against the MBD/U or any of its managers, members, partners, officers, employees, agents, attorneys and accountants in connection with the Offering.

11.4 The indemnity provided to the Company pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or any agent of the Company (other than a MBDSD Party), or any omission or alleged omission of a material fact required to be disclosed by the Company any agent of the Company (other than a MBDSD Party).

11.5 The indemnity provided to the Selling Group Member pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member.

12. Indemnification by the Selling Group Member.

12.1 Subject to the conditions set forth below, each Selling Group Member agrees to indemnify and hold harmless the Company and the MBD/U and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants (the “TMBDD Parties”), against any and all Loss arising out of or based upon:

12.1.1 Any verbal or written representations in connection with the Offering made by such Selling Group Member, its employees or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

12.1.2 Any use of sales materials or use of unauthorized verbal representations by such Selling Group Member, its employees or affiliates concerning the Offering in violation of the Soliciting Dealer Agreement or otherwise;

12.1.3 Such Selling Group Member’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the applicable requirements and rules of FINRA, or any applicable state laws or regulations;

12.1.4 The breach by such Selling Group Member of any term, condition, representation, warranty, or covenant of the Soliciting Dealer Agreement; or

12.1.5 The failure by any Purchaser of an Interest to comply with any suitability requirements for investors set forth in the Offering Document.

12.2 If any action is brought against the TMBDD Parties in respect of which indemnity may be sought hereunder, the Company or the MBD/U shall promptly notify the applicable Selling Group Member in writing of the institution of such action, and the Selling Group Member shall assume the defense of such action; provided, however, that the failure to notify the Selling Group Member shall not affect the provisions in this Section 12 except to the extent such failure to notify the Selling Group Member has a material and adverse effect on the defense of such claims. The affected TMBDD Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at such Selling Group Member’s expense and authorized in writing by such Selling Group Member, provided that such Selling Group Member will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

12.3 The Selling Group Member agrees to promptly notify the Company and the MBD/U of the commencement of any litigation or proceedings against the Selling Group Member or any of the Selling Group Member’s officers, directors, partners, affiliates or agents in connection with the Offering.

12.4 The indemnity provided to the MBD/U pursuant to this Section 12 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the MBD/U or any agent of the MBD/U, or any omission or alleged omission of a material fact required to be disclosed by the MBD/U or any agent of the MBD/U.

12.5 The indemnity provided to the Company pursuant to this Section 12 shall not apply to the extent that any loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or any agent of the Company (other than the MBD/U), or any omission or alleged omission of a material fact required to be disclosed by the Company or any agent of the Company (other than the MBD/U).

13. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 10, 11 and 12 is for any reason held to be unavailable from the Company, the MBD/U or the Selling Group Members, as the case may be, the Company, the MBD/U and the Selling Group Members shall contribute to the aggregate Loss, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Company, the MBD/U and the Selling Group Members and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants in connection with the events described in Sections 10, 11 and 12, as the case may be, which resulted in such

Loss, liabilities, claims, damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the MBD/U and the Selling Group Members and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement. The parties and any person who controls the MBD/U shall also have rights to contribution under this Section 13.

14. Compliance. All actions, direct or indirect, by the MBD/U and its agents, members, employees and affiliates, shall conform to (i) requirements applicable to broker-dealers under federal and applicable state securities laws, rules and regulations and (ii) applicable requirements and rules of FINRA.

15. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non- disclosure obligations set forth herein.

15.1 Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

15.2 Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to the Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

15.3 Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

15.4 Survivability. The provisions of this Section 15 shall survive the termination of this Agreement.

16. Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the MBD/U or the Company, including the indemnity agreements contained in Sections 10, 11 and 12 and the contribution agreements contained in Section 13 shall remain operative and in full force and effect regardless of any investigation made by the MBD/U, the Company and/or any controlling person, and shall survive the sale of, and payment for, the Securities.

17. Costs of Offering. Except for the compensation payable to the MBD/U described in Section 6 and the allowances and reimbursements described in Section 7, which are the sole obligations of the Company or its affiliates, the MBD/U will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the MBD/U to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Offering as a broker-dealer, and the fees and costs of the MBD/U’s counsel. The Company agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of the Securities under federal and state securities laws, including fees and disbursements of the Company’s counsel, and all costs of reproduction and distribution of the Offering Document and any amendment or supplement thereto.

18. Termination. This Agreement is terminable by any party for any reason whatsoever or for no reason at any time upon written notice to the other parties. Such termination shall not affect the indemnification agreements set forth in Sections 10, 11 and 12 or the contribution agreements set forth in Section 13.

19. Governing Law. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of Michigan without regard to conflict of law provisions.

20. Venue. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Kent County, Michigan.

21. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

22. Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

23. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

24. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, (i) if sent to the MBD/U, shall be mailed or delivered to Crescent Securities Group, Inc., 8750 N. Central Expressway, Suite 750, Dallas, Texas 75231, Attn: Nick Duren, and if sent to the Company shall be mailed or delivered to Red Oak Capital Fund V, 625 Kenmoor Ave. Suite 211, Grand Rapids, MI 49546, Attention: CFO. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

25. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Sections 10, 11, 12 and 13, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

26. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

27. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

28. Noncircumvention; Noninterference. Neither the Company, the MBD/U, nor their affiliates shall (i) notify or solicit any persons who have been identified to the Company as clients of the MBD/U or its affiliates with respect to any future transactions of the Company or (ii) release the name and/or account information for any client of the MBD/U or its affiliates to any other person (other than agents of or persons affiliated with the parties hereto) unless required by court order, an authorized government or self-regulatory agency, or by any other agreement among the parties to do so. The Company shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of any personal information of the clients of the MBD/U or its affiliates. In the event of any improper disclosure of any client information, the party responsible for the disclosure will immediately notify the other party. The provisions of this section shall survive any termination of this Agreement for a period of 5 years.

29. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

30. Confirmation. The Company agrees to confirm all orders for purchase of Securities that are accepted by the Company and provide such confirmation to the MBD/U and the Selling Group Members. To the extent practicable and permitted by law, all such confirmations may be provided electronically.

31. Due Diligence. The Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the MBD/U to the Selling Group Members (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event a Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the MBD/U will reasonably cooperate with such Selling Group Member to accommodate such request. All Due Diligence Information received by the MBD/U and/or the Selling Group Members in connection with their due diligence review of the Offering are confidential and shall be maintained as confidential and not disclosed by the MBD/U or the Selling Group Members except to the extent such information is disclosed in the Offering Document.

If the foregoing correctly sets forth the understanding between the MBD/U and the Company, please so indicate in the space provided below for that purpose, and return one of the signed copies of this letter agreement to the Company whereupon this letter agreement shall constitute a binding agreement among us.

Very truly yours,

Company Name: Red Oak Capital Fund V, LLC

By:

Name: Chip Cummings

Title: Authorized Signatory

AGREED AND ACCEPTED:

Crescent Securities Group, Inc., a Texas Corporation

By:

  Name: Nick Duren
  Title: President

Commission checks to be sent to: Crescent Securities Group, Inc.
8750 N. Central Expressway, Suite 750
Dallas, Texas 75231

EXHIBIT A

Soliciting Dealer Agreement

Ladies and Gentlemen:

The undersigned, Crescent Securities Group, Inc., a Texas corporation (the “Managing Broker-Dealer”), has entered into an agreement (the “MBD Agreement”) with Red Oak Capital Fund V, LLC, a Delaware Limited Liability Company (the “Company”), for the sale of up to 50,000 bonds (the “Bonds”) to be issued by the Company, pursuant to which the Managing Broker-Dealer has agreed to use its best efforts to form and manage, as the Managing Broker-Dealer, a group of securities dealers (the “Selling Group Members”) for the purpose of soliciting offers for the purchase of the Bonds. The MBD Agreement is attached as Exhibit A. The terms of the Offering and the Bonds are set forth in the Company’s Offering Statement on Form 1-A filed with the Securities and Exchange Commission (“SEC”) on ________, 2020, as amended (together with all exhibits thereto, the “Offering Statement”) and the Final Offering Circular dated , as may be supplemented (the “Offering Circular”). The Bonds will be offered during a period commencing on the date of the Offering Circular and continuing until the Offering Termination Date and all extensions thereof (as defined in the Offering Circular). Terms used but not otherwise defined in this Soliciting Dealer Agreement (this “Agreement”) have the same meanings as in the MBD Agreement.

You are invited to become a Selling Group Member and by your confirmation hereof you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to find qualified Investors (the “Investors”) for the Bonds. By your acceptance of this Agreement, you will become one of the Selling Group Members and will be entitled to and subject to the indemnification and contribution provisions contained in the MBD Agreement, including the provisions of the MBD Agreement wherein the Selling Group Members severally agree to indemnify and hold harmless the Company and the Managing Broker-Dealer for certain actions.

1.
Selling Group Member Representations.

1.1
You hereby confirm that you (i) are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) are qualified and duly registered to act as a broker-dealer within all states in which you will sell the Bonds, (iii) are a broker-dealer duly registered with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iv) will maintain all such registrations and qualifications in good standing for the duration of your involvement in the Offering. You agree to immediately notify the Managing Broker-Dealer if you cease to be a member of FINRA in good standing.

1.2
You hereby agree to solicit, as an independent contractor and not as the Managing Broker-Dealer’s agent, or as an agent of the Company or its affiliates, persons acceptable to the Company to purchase the Bonds pursuant to the Subscription Agreement (the “Subscription Agreement”) in the form attached to the Offering Statement on Form 1-A, as amended (the “Offering Statement”) of which the Offering Circular is a part and in accordance with the terms of the Offering Circular, and to diligently make inquiries as required by this Agreement, the Offering Circular or applicable law with respect to prospective Investors in order to ascertain whether a purchase of the securities is suitable for the Investor. You shall solicit the purchase of Bonds in a manner that complies with Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the rules of FINRA applicable to public offerings. In accordance with the instructions set forth in the Subscription Agreement, all the Subscription Agreements and all funds received by you with respect to any Subscription Agreement shall be transmitted to the Managing Broker-Dealer by noon of the next business day following receipt thereof. No Subscription Agreement shall be effective unless and until accepted by the Company, it being understood that the Company may accept or reject any Investor in its sole discretion and that the Company may terminate the Offering at any time for any reason.

1.3
You understand and agree that your compensation under this Agreement for the sale of Bonds is conditioned upon the Company’s acceptance of sales by you, and that the failure to accept a purchase for Bonds shall relieve the Company, the Managing Broker-Dealer or any other party of any obligation to pay you for any services rendered by you in connection with the sale of Bonds under this Agreement or otherwise.

1.4
You agree that before participating in the Offering, you will have reasonable grounds to believe based on information made available to you by the Managing Broker-Dealer and/or the Company through the Offering Circular, that all material facts are adequately and accurately disclosed in the Offering Circular and provide a basis for evaluating the Company and the Bonds.

1.5
You agree not to execute any transaction in which an Investor invests in the Bonds in a discretionary account without prior written approval of the transaction by the Investor and the Managing Broker-Dealer.

1.6
You agree to comply in all respects with the purchase procedures and plan of distribution set forth in the Offering Circular. Further, you agree that although you may receive due diligence and other information regarding the Offering from the Company in electronic form, you will not distribute to any prospective Investor or any other person any such material. All material distributions to prospective Investors shall only be in hard copy form.

1.7
All Subscriptions solicited by you will be strictly subject to confirmation by the Managing Broker-Dealer and acceptance thereof by the Company. The Managing Broker-Dealer and the Company reserve the right in their absolute discretion to reject any such Subscriptions and to accept or reject Subscriptions in the order of their receipt by the Company, as appropriate or otherwise. Neither you nor any other person is authorized to and neither you nor any of your employees, agents or representatives shall give any information or make any representation other than those contained in the Offering Circular or in any supplemental sales literature furnished by the Managing Broker-Dealer or the Company for use in making solicitations in connection with the offer and sale of the Bonds.

1.8
Upon authorization by the Managing Broker-Dealer, you may offer the Bonds at the Offering price set forth in the Offering Circular, subject to the terms and conditions thereof.

1.9
The Company or the Managing Broker-Dealer will provide you with such number of copies of the Offering Circular and such number of copies of amendments and supplements thereto as you may reasonably request. You will be responsible for correctly placing orders of such materials and will reimburse the Company or the Managing Broker-Dealer for any costs incurred in connection with unreasonable or mistaken orders. The Managing Broker-Dealer also understands that the Company may provide you with certain supplemental sales material to be used by you in connection with the solicitation of purchases of the Bonds. If you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitation or purchase of the Bonds unless accompanied or preceded by the Offering Circular, as then currently in effect, and as it may be amended or supplemented in the future.

1.10
The Managing Broker-Dealer shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering. The Managing Broker-Dealer shall be under no liability to you except for lack of good faith and for obligations expressly assumed by it in this Agreement. Nothing contained in this section is intended to operate as, and the provisions of this section shall not constitute a waiver by you of, compliance with any provision of the Securities Act, the Exchange Act, other applicable federal law, applicable state law or of the rules and regulations thereunder.

1.11
You agree that you will not sell the Bonds to any Investor who has not confirmed to you, in writing, that such Investor meets the suitability requirements set forth in the section captioned “PLAN OF DISTRIBUTION – Determination of Suitability” in the Offering Circular. Nothing contained in this Section 1.11 shall be construed to relieve you of your suitability obligations under FINRA Rule 2111.

1.12
You will instruct all Investors to make their checks payable to Red Oak Capital Fund V, LLC or by wire or electronic funds transfer (via ACH) in accordance to the wiring instructions attached. If you receive a check that does not conform with the foregoing instructions, you shall return such check directly to such subscriber not later than noon of the business day following its receipt.

1.13
You will limit the offering of the Bonds to persons whom you have reasonable grounds to believe, and in fact believe, meet the financial suitability and other Investor requirements set forth in the Offering Circular.

1.14
After the Offering Statement has been filed with the SEC but prior to date the SEC qualifies the Bonds for sale under Regulation A (the “Qualification Date”), you are required to provide each prospective Investor with a copy of the most recent preliminary offering circular contained within the Offering Statement (the “Preliminary Offering Circular”). After the Qualification Date, you are required to provide each prospective Investor with a copy of the final Offering Circular. If a prospective Investor received the Preliminary Offering Circular, then you will be required to deliver to the Investor the final Offering Circular at least 48 hours before such Investor will be permitted to acquire Bonds. If an Investor purchases Bonds within 90 calendar days of the Qualification Date, you will deliver to the Investor, no later than two business days following the completion of such sale, a copy of the final Offering Circular and all exhibits and appendices thereto either by (i) electronic delivery of the final Offering Circular or the uniform resource locator (the “URL”) to where the final Offering Circular may be accessed on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), or (ii) mailing the final Offering Circular and all exhibits and appendices thereto to the Investor at the address indicated in the Subscription Agreement.

1.15
During the course of the Offering, you will advise each prospective Investor at the time of the initial offering to him or her that the Company and/or its agents and consultants will, during the course of the Offering and prior to any sale, accord said Investor and his or her purchaser representative, if any, the opportunity to ask questions of and to receive answers from the Company and/or its agents and consultants concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Company or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Offering Circular.

1.16
You will immediately bring to the attention of the Company and the Managing Broker-Dealer any circumstance or fact which causes you to believe the Offering Circular, or any other literature distributed pursuant to the Offering, or any information supplied to prospective Investors in their purchase materials, may be inaccurate or misleading.

1.17
You agree that in recommending to an Investor the purchase or sale of the Bonds, you shall have reasonable grounds to believe, on the basis of information obtained from the prospective Investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by you, that:

1.17.1
The prospective Investor meets the suitability requirements set forth in the Offering Circular and the acquisition of Bonds is otherwise a suitable investment for such Investor as may be required by all applicable laws, rules and regulations;

1.17.2
The prospective Investor is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Offering Circular;

1.17.3
The prospective Investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Bonds, including, but not limited to, the total loss of the investment, lack of liquidity and other risks described in the Offering Circular; and

1.17.4
An investment in the Bonds is otherwise suitable for the prospective Investor.

1.18
You agree to retain in your records and make available to the Managing Broker-Dealer and to the Company, for a period of at least 6 years following the Offering Termination Date, information establishing that (i) each person who purchases the Bonds pursuant to a Subscription Agreement solicited by you is within the permitted class of Investors under the requirements of the jurisdiction in which such Investor is a resident, (ii) each person met the suitability requirements set forth in the Offering Circular and the Subscription Agreement and (iii) each person is suitable for such investment and the basis on which such suitability determination was made.

1.19
You agree that upon request by the Managing Broker-Dealer, you will furnish a complete list of all persons who have been offered the Bonds (including the corresponding number of the Offering Circular delivered to such persons) and such persons’ place of residence.

1.20
You agree that before executing a purchase transaction in the Bonds, you will inform the prospective Investor and his or her investor representative, if any, of all pertinent facts relating to the liquidity and marketability of the Bonds, as appropriate, during the term of the investment.

1.21
You hereby undertake and agree to comply with all obligations applicable to you as set forth in FINRA rules, including, but not limited to, any new suitability and filing requirements.

1.22
You agree not to rely upon the efforts of the Managing Broker-Dealer in (i) performing due diligence related to the Company (including its members, managers, trustees, officers, directors, employees and Affiliates), the Bonds, or the suitability thereof for any Investors and (ii) determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal law, state law and/or FINRA. You further agree that you are solely responsible for performing adequate due diligence, and you agree to perform adequate due diligence as required by federal law, state law and/or FINRA.

1.23
You will refrain from making any representations to any prospective Investor other than those contained in the Offering Circular, and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Offering Circular or factual summaries and sales brochures of the Offering prepared by the Company and distributed by the Managing Broker-Dealer.

1.24
You will refrain from distributing any material to prospective Investors that is marked “Financial Advisor Use Only” or “Broker-Dealer Use Only,” or any other due diligence material related to the Offering received by you.

1.25
The Selling Group Member hereby represents and warrants as of the date of this Agreement to the Managing Broker-Dealer and to the Company that neither the Selling Group Member nor any of its executive officers, directors, general partners, managing members, or officers involved in the offering or persons who own 20% or more of the Selling Group Member or any person receiving a commission from the Selling Group Member with respect to the Offering:

1.25.1
Has been convicted, within 10 years of the Qualification Date of any felony or misdemeanor that was:

(a)
In connection with the purchase or sale of any security;

(b)
Involving or making of any false filing with the SEC; or

(c)
Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of investors of securities.

1.25.2
Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the Qualification Date that restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a)           In connection with the purchase or sale of any security;

(b)           Involving the making of any false filing with the SEC; or

(d)
Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of investors of securities.

1.25.3
Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a)
As of the Qualification Date, bars the person from: (i) Association with an entity regulated by such commission, authority, agency or officer; (ii) Engaging in the business of securities, insurance or banking; or (iii) Engaging in savings association or credit union activities.

(b)
Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years before the Qualification Date.

1.25.4
Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that, at the time of such sale:

(a)
Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b)
Places limitations on the activities, functions or operations of such person; or

(c)
Bars such person from being associated with any entity or from participating in the offering of any penny stock.

1.25.5
Is subject to any order of the SEC entered within 5 years before the Effective Date, as of the date hereof, that orders the person to cease and desist from committing or causing a violation or future violation of:

(a)
Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b)           Section 5 of the Securities Act.

1.25.6
Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

1.25.7
Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within 5 years of the Qualification Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

1.25.8
Is subject to a United States Postal Service false representation order entered within 5 years before the Qualification Date, or is, at the Qualification Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations. The representations and warranties made in this Section 1.24 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Selling Group Member will immediately notify the Managing Broker-Dealer in writing of the fact which makes the representation or warranty untrue.

1.26
You acknowledge that this Offering is being made in reliance on Regulation A promulgated under the Securities Act and that the Company is relying on a certification from you that a potential Investor meets with the suitability requirements set forth in the Offering Circular.

1.27
You will provide the Managing Broker-Dealer with such information relating to the offer and sale of the Bonds by you as the Managing Broker-Dealer may from time to time reasonably request.

1.28
You agree not to rely upon the efforts of the Managing Broker-Dealer in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state law, or FINRA. You further agree to conduct your own investigation to make that determination independent of the efforts of the Managing Broker-Dealer.

1.29
You agree to promptly provide to the Managing Broker-Dealer copies of any written or otherwise documented complaints from customers received by you relating in any way to the Offering (including, but not limited to, the manner in which the Bonds are offered by you.

2.
Compensation.                                 Subject to certain conditions, and in consideration of your services hereunder, the Managing Broker-Dealer will pay you sales commissions and marketing allowances as follows:

2.1
You will receive a selling commission in an amount up to % of the purchase price of the Series A Bonds sold by you and up to ______% of the Series B Bonds sold by you; provided, however, that this amount will be reduced to the extent the Managing Broker-Dealer negotiates a lower commission rate with you, in which event the commission rate will be the lower agreed upon rate (the above being referred to as the “Commissions”).

2.2
You may receive a non-accountable marketing and due diligence allowance of up to% of the purchase price of the Bonds sold by you (the “Allowances”).

2.3
Payment of the Commissions and the Allowances shall be subject to the following conditions:

(a)
No Commissions or Allowances will be payable with respect to any Subscription Agreements that are rejected by the Company or the Managing Broker-Dealer, or if the Company terminates the Offering for any reason whatsoever.

(b)
No Commissions or Allowances will be payable to you with respect to any sale of the Bonds by you unless and until such time as the Company has received the total proceeds of any such sale and the Managing Broker-Dealer has received the aggregate amount of sales commission to which it is entitled.

(c)
All other expenses incurred by you in the performance of your obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at your sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

2.4
Once Commissions or Allowances become payable, they will be paid within 7 days of receipt by the Managing Broker-Dealer of such Commissions or Allowances from the Company. You agree that, in the event the Company has paid any Commissions or Allowances to the Managing Broker-Dealer, you will look solely to the Managing Broker-Dealer for payment of any Commissions or Allowances.

2.5
In the event that a purchase is revoked or rescinded, the Selling Group Member will be obligated to return to the Managing Broker-Dealer any Commissions or Allowances previously paid to the Selling Group Member in connection with such purchase.

3. Solicitation.

3.1
In soliciting persons to acquire the Bonds, you agree to comply with any applicable requirements of the Securities Act, the Exchange Act, applicable state securities laws, the published rules and regulations thereunder and FINRA rules and, in particular, you agree that you will not give any information or make any representations other than those contained in the Offering Circular and in any supplemental sales literature furnished to you by the Managing Broker-Dealer or the Company for use in making such solicitations.

3.2
You will conduct all solicitation and sales efforts in conformity with Regulation A promulgated under the Securities Act, and exemptions available under applicable state law and conduct reasonable investigation to ensure that all prospective Investors are not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 133224, 66 Fed. Reg. 49079 (September 25, 2001) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable enabling legislation or other Executive Orders in respect thereof (such lists are collectively referred to as “Lists”) or (ii) owned or controlled by, nor act for or on behalf of, any person or entity on the Lists.

4.
Offer and Sale Activities. It is understood that under no circumstances will you engage in any activities hereunder in any state other than those for which permission has been granted by the Managing Broker-Dealer to you, as evidenced by written acknowledgement by the Managing Broker-Dealer that such state has been cleared for offer and sale activity. It is further understood that you shall notify the Company of Subscription Agreements you receive within 2 business days of receipt so that the Company may make any required federal or state law filings.

5.
Relationship of Parties. Nothing contained herein shall constitute the Selling Group Members as an association, partnership, unincorporated business, or other separate entity. The Managing Broker-Dealer shall be under no liability to make any payment to you except out of the funds received pursuant to the terms of the Managing broker-Dealer Agreement as hereinabove provided, and the Managing Broker-Dealer shall not be under any liability for, or in respect of the value or validity of the Subscription Agreements, the Bonds or the performance by anyone of any agreement on its part, or for, or in respect of any matter connected with this Agreement, except for lack of good faith by the Managing Broker-Dealer, and for obligations expressly assumed by the Managing Broker-Dealer in this Agreement.

6.
Indemnification and Contribution. You hereby agree and acknowledge that you shall be entitled to the rights, and be subject to the obligations and liabilities, of the indemnification and contribution provisions contained in the MBD Agreement, including without limitation, the provisions by which the Selling Group Members shall severally agree to indemnify and hold harmless the Company and the Managing Broker-Dealer and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants.

7.
Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

7.1
Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

7.2
Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

7.3
Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

7.4
Survivability. The provisions of Section 6 and this Section 7 shall survive the termination of this Agreement.

8.
Survival of Representations and Warranties. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement and in the applicable provisions of the MBD Agreement shall be deemed to be representations, warranties and agreements at and through the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Selling Group Members, including the indemnity agreements contained in Sections 10, 11 and 12, the contribution agreements contained in Section 13 and the representations and warranties contained in Section 2.6 of the MBD Agreement shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer, the Selling Group Members and/or any controlling person, and shall survive the sale of, and payment for, the Bonds and the termination of this Agreement.

9.
Termination. The Selling Group Member will suspend or terminate the Offering upon request of the Company or the Managing Broker-Dealer at any time and will resume the Offering upon the subsequent request of the Company or the Managing Broker-Dealer. This Agreement may be terminated by the Managing Broker-Dealer or a Selling Group Member at any time upon 5 days written notice to the other party. If this Agreement is terminated the Selling Group Member is still obligated to fulfill its delivery requirements pursuant to Section 1.14.

10.
Managing Broker-Dealer Obligations.

10.1
Notifications. The Managing Broker-Dealer shall provide prompt written notice to the Selling Group Members of any material changes to the Offering Circular that in its judgment could materially and adversely affect a Selling Group Member with respect to this Offering.

10.2
Records. The Managing Broker-Dealer shall retain in its records and make available to the Selling Group Members, for a period of at least 6 years following the Offering Termination Date, any communications and information with respect to a prospective Investor that has otherwise not been provided to a Selling Group Member.

10.3
[Reserved]

10.4
Confirmation. The Managing Broker-Dealer hereby acknowledges that it has assumed the duty to confirm on behalf of the Selling Group Members all orders for purchases of Bonds accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with the applicable laws of such other jurisdictions to the extent that the Managing Broker-Dealer is advised of such laws in writing by the Selling Group Member.

11.
Governing Law. This Agreement shall be governed by, subject to and construed in accordance with the laws of the State of Texas without regard to conflict of law provisions.

12.
Venue. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Dallas County, Texas.

13.
Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

14.
Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

15.
Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

16.
Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, (i) if sent to the Managing Broker-Dealer, shall be mailed or delivered to Crescent Securities Group, Inc., 8750 N. Central Expressway, Suite 750, Dallas, Texas 75231, Attn: Nick Duren, (ii) if sent to the Company, Red Oak Capital Fund V, 625 Kenmoor Ave. Suite 211, Grand Rapids, MI 49546, Attention: CFO (iii) if sent to you, shall be mailed or delivered to you at your address set forth below. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

17.
Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Sections 10, 11, 12 and 13 of the MBD Agreement, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

18.
Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent occurrence.

19.
Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

20.
Entire Agreement. This Agreement, along with the applicable provisions of the MBD Agreement, constitute the entire understanding between the parties hereto and supersede any prior understandings or written or oral agreements between them respecting the subject matter hereof.

21.
Anti-Money Laundering Compliance Programs. Each Selling Group Member’s acceptance of this Agreement constitutes a representation to the Managing Broker-Dealer that the Selling Group Member has established and implemented an anti-money laundering (“AML”) compliance program (“AML Program”), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Bonds. In addition, the Selling Group Member represents that it has established and implemented a program (“OFAC Program”) for compliance with OFAC and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Managing Broker-Dealer at any time, the Selling Group Member hereby agrees to (i) furnish a copy of its AML Program and OFAC Program to the Managing Broker-Dealer for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with the Selling Group Member’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of the FINRA rules the Investors who purchase Bonds through the Selling Group Member are “Customers” of the Selling Group Member and not the Managing Broker-Dealer. Nonetheless, to the extent that the Managing Broker-Dealer deems it prudent, the Selling Group Member shall cooperate with the Managing Broker-Dealer’s auditing and monitoring of the Selling Group Member’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s Investors introduced to, and serviced by, the Selling Group Member (the “Customers”). Such documentation could include, among other things: (i) copies of Selling Group Member’s AML Program and its OFAC Program, (ii) documents maintained pursuant to the Selling Group Member’s AML Program and its OFAC Program related to the Customers, (iii) any suspicious activity reports filed related to the Customers, (iv) audits and any exception reports related to the Selling Group Member’s AML activities and (v) any other files maintained related to the Customers. In the event that such documents reflect, in the opinion of the Managing Broker-Dealer, a potential violation of the Managing Broker-Dealer’s obligations in respect of its AML or OFAC requirements, the Selling Group Member will permit the Managing Broker-Dealer to further inspect relevant books and records related to the Customers (with respect to the Offering) and/or the Selling Group Member’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, the Selling Group Member shall not be required to provide to the Managing Broker-Dealer any documentation that, in the Selling Group Member’s reasonable judgment, would cause the Selling Group Member to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. The Selling Group Member hereby represents that it is currently in compliance with all AML rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The Selling Group Member hereby agrees, upon request by the Managing Broker-Dealer to (i) provide an annual certification to the Managing Broker-Dealer that, as of the date of such certification (A) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (B) it has continued to implement its AML Program and its OFAC Program and (C) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and (ii) perform and carry out, on behalf of both the Managing Broker-Dealer and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

22.
Due Diligence. Pursuant to the MBD Agreement, the Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Managing Broker-Dealer to the Selling Group Member (or their agents performing due diligence) in connection with its due diligence review of the Offering. In the event the Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company, the Company’s sponsor or the sponsor’s affiliates, the Company and the Managing Broker-Dealer will reasonably cooperate with the Selling Group Member to accommodate such request. All Due Diligence Information received by the Selling Group Member in connection with its due diligence review of the Offering is confidential and shall be maintained as confidential and not disclosed by the Selling Group Member, except to the extent such information is disclosed in the Offering Circular.

23.
Managing Broker-Dealer Representations. The Managing Broker-Dealer hereby represents and warrants as of the Qualification Date to the Selling Group Member that neither the Managing Broker-Dealer nor any of its executive officers, directors, general partners, managing members, or officers involved in the offering or persons who own 20% or more of the Managing Broker-Dealer:

23.1
Has been convicted, within 10 years of the Qualification Date of any felony or misdemeanor that was:

23.1.1
In connection with the purchase or sale of any security;

23.1.2
Involving or making of any false filing with the SEC; or

23.1.3
Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of investors of securities.

23.2
Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the Qualification Date, which restrains or enjoins such person from engaging or continuing in any conduct or practice:

23.2.1                      In connection with the purchase or sale of any security;

23.2.2                      Involving the making of any false filing with the SEC; or

23.2.3
Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of investors of securities.

23.3
Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

23.3.1
As of the Qualification Date, bars the person from:

(a)
Association with an entity regulated by such commission, authority, agency or officer;

(b)           Engaging in the business of securities, insurance or banking; or
(c)           Engaging in savings association or credit union activities.

23.3.2                      Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before the Qualification Date.

23.4
Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act that, as of the Qualification Date:

23.4.1
Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

23.4.2
Places limitations on the activities, functions or operations of such person; or

23.4.3
Bars such person from being associated with any entity or from participating in the offering of any penny stock.

23.5
Is subject to any order of the SEC entered within 5 years before the Qualification Date that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of:

23.5.1
Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

23.5.2
Section 5 of the Securities Act.

23.6
Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

23.7
Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the SEC that, within 5 years of the Qualification Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, as of the Qualification Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

23.8
Is subject to a United States Postal Service false representation order entered within 5 years before the Qualification Date, or is, at the Qualification Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

The representations and warranties made in this Section 23 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Managing Broker-Dealer will immediately notify the Selling Group Member in writing of the fact which makes the representation or warranty untrue.

24.
Electronic Delivery of Information; Electronic Processing of Subscriptions. Pursuant to the MBD Agreement, the Company has agreed to confirm all orders for the purchase of Bonds accepted by the Company. In addition, the Company, the Managing Broker-Dealer and/or third parties engaged by the Company or the Managing Broker-Dealer may, from time to time, provide to the Selling Group Member copies of Company Investor letters, annual reports and other communications provided to the Company Investors. The Selling Group Member agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Company, the Managing Broker-Dealer, the Selling Group Member and/or their agents or customers may be provided electronically, as a preference but not as a requirement.

With respect to Bonds held through custodial accounts, the Selling Group Member agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Company, the Managing Broker-Dealer and/or their agents to Company interest holders may be provided solely to the custodian that is the registered owner of the Bonds, rather than to the beneficial owners of the Bonds. In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Bonds.

The Selling Group Member agrees and acknowledges that the Managing Broker-Dealer may, as a preference but not as a requirement, use an electronic platform to process purchases, including but not limited to the Depository Trust Company (DTC) model. If an electronic platform is used, the Selling Group Member agrees to cooperate with the processing of purchases through such an electronic platform if reasonably practical.

25.
Third Party Beneficiaries. The Company and its affiliates, successors and assigns shall be express third party beneficiaries of Section 1 of this Agreement.

26.
Successors and Assigns. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Managing Broker-Dealer and Selling Group Member and their respective successors and permitted assigns.

Please confirm this Agreement to solicit persons to acquire the Bonds on the foregoing terms and conditions by signing and returning the form enclosed herewith.

Very truly yours,

CRESCENT SECURITIES GROUP, INC., a
Texas Corporation

By:
Name:
Nick Duren
Title:
President

CRESCENT SECURITIES GROUP, INC.
8750 N. Central Expressway, Suite 750
Dallas, Texas 75231

Re: Offering of Bonds in

Ladies and Gentlemen:

The undersigned confirms its agreement to act as a Selling Group Member as referred to in the foregoing Soliciting Dealer Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms that it is a member in good standing of the Financial Industry Regulatory Authority, Inc., and is qualified under federal law and the laws of the states in which sales are to be made by the undersigned to act as a Selling Group Member.

Dated: _____________________, 20__
(Print Name of Firm)

By:
(Authorized Representative)

Address:

Taxpayer Identification Number:

Firm CRD Number:

Firm is registered in the following states:

Alabama	Montana
Alaska	Nebraska
Arizona	Nevada
Arkansas	New Hampshire
California	New Jersey
Colorado	New Mexico
Connecticut	New York
Delaware	North Carolina
Florida	North Dakota
Georgia	Ohio
Hawaii	Oklahoma
Idaho	Oregon
Illinois	Pennsylvania
Indiana	Rhode Island
Iowa	South Carolina
Kansas	South Dakota
Kentucky	Tennessee
Louisiana	Texas
Maine	Utah
Maryland	Vermont
Massachusetts	Virginia
Michigan	Washington
Minnesota	West Virginia
Mississippi	Wisconsin
Missouri	Wyoming

EXHIBIT A

MBD AGREEMENT